UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2024

DOUGLAS ELLIMAN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41054			87-2176850
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) is being filed to correct the Current Report on Form 8-K filed by Douglas Elliman Inc. (the “Company”) on November 1, 2024 (the “Original 8-K”), which was inadvertently filed under 8-K Item 5.01. The sole purpose of this Amendment is to indicate and file under the correct 8-K Item 5.02. No other changes to the Original 8-K have been made.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
Employment Agreement with James Bryant Kirkland III
On October 30, 2024, Douglas Elliman Inc. (the “Company”) entered into an employment agreement, effective as of October 7, 2024 (the “Kirkland Employment Agreement”), with James Bryant Kirkland III, which sets forth the terms and conditions of his employment as the Company’s Executive Vice President, Treasurer and Chief Financial Officer and Secretary. Mr. Kirkland had previously been serving as the Company’s Senior Vice President & Chief Financial Officer.
Pursuant to the Kirkland Employment Agreement, Mr. Kirkland’s employment has an initial term of two years, which term will automatically be extended by one year on each anniversary of the effective date (the “Renewal Date”) of the employment agreement unless either party provides prior notice within the sixty (60)-day period prior to the Renewal Date that such party does not desire to extend the term. Mr. Kirkland is entitled to an annual base salary of $621,863 and is eligible to participate in the Company’s annual incentive program with a target annual bonus opportunity of 50% of his annual base salary. Mr. Kirkland’s bonus payments are subject to compliance with performance goals determined by the Compensation and Human Capital Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”). Such performance goals shall be consistent with Mr. Kirkland’s positions as the Executive Vice President and Chief Financial Officer of the Company.
Subject to Mr. Kirkland’s continued employment through the grant date, Mr. Kirkland shall be entitled to participate in the long-term incentive plans of the Company. In addition, subject to the approval of the Board (or the Compensation Committee of the Board, if properly authorized), the Company will recommend to the Board to grant Mr. Kirkland an aggregate of 300,000 restricted shares (the “Restricted Stock Grant”) of the Company’s common stock, par value of $0.01 per share (the “Common Stock”). Subject to the approval of the Board (or the Compensation Committee, if properly authorized) and the terms of the applicable Restricted Stock Agreement, the Restricted Stock Grant will vest equally on each of December 15, 2024, 2025, 2026 and 2027, so long as the Executive remains employed by the Company on a full time basis. In the event that Mr. Kirkland ceases to be employed by the Company according to the terms of the Kirkland Employment Agreement, the Restricted Stock Grant shall cease vesting.
The Kirkland Employment Agreement may be terminated by the Company without Cause (as defined in the Kirkland Employment Agreement) upon providing notice (the “Termination Notice”) to Mr. Kirkland stating such intention. In the event that the Company terminates Mr. Kirkland’s employment without Cause, the Employment Period shall terminate on the date set forth in the Termination Notice (the “Termination Date”) and a severance period of six (6) months (such period, the “Severance Period”) shall commence upon the Termination Date.
Upon a termination by the Company without Cause, during the Severance Period, Mr. Kirkland shall be entitled to receive his base salary, and subject to Mr. Kirkland’s timely election of continuation coverage under the Company’s group health plan plans, and continued copayment of premiums at the same level as if Mr. Kirkland were an active employee of the Company, Mr. Kirkland and his eligible dependents shall be entitled to a taxable monthly reimbursement in an amount equal to the amount of health insurance premiums that the Company would have subsidized, if any, had Mr. Kirkland remained an active employee, for the Severance Period, provided that the Executive remains eligible for coverage through the Severance Period. Mr. Kirkland shall also be eligible to receive a prorated bonus for the year in which the termination occurred. In addition, Mr. Kirkland shall be entitled to (x) payment of any earned but unpaid amounts, including bonuses for performance periods that ended prior to the Termination Date and any unreimbursed business expenses, with such payment made in accordance with Company practices in effect on the date of his termination of employment, and (y) any other rights, benefits or entitlements in accordance with this Kirkland Employment Agreement or any applicable plan, policy, program, arrangement of, or other agreement with, the Company or any of its subsidiaries or affiliates (collectively referred to as the “Accrued Obligations”).

In the event of Mr. Kirkland’s termination due to his death or Disability (as defined in the Kirkland Employment Agreement), Mr. Kirkland or his estate, as applicable, shall be entitled to the Accrued Obligations.
In the event of the voluntary termination of employment by Mr. Kirkland, Mr. Kirkland shall only be entitled to the Accrued Obligations; provided, however, if (A) such voluntary termination occurs as a result of (referred to herein as “Good Reason”): (i) a material diminution of Mr. Kirkland’s duties and responsibilities, including, without limitation, the failure to appoint or re-appoint Mr. Kirkland as Executive Vice President, Treasurer, Secretary & Chief Financial Officer of the Company or the removal of Mr. Kirkland from any such position, (ii) a material reduction of Mr. Kirkland’s base salary or target bonus opportunity as a percentage of base salary or any other material breach of any material provision of the Kirkland Employment Agreement by the Company, (iii) relocation of Mr. Kirkland’s office outside of a 90 mile radius from Miami, Florida, or (iv) the failure of a successor to all or substantially all of the Company’s business and/or assets to promptly assume and continue the Company’s obligations under the Kirkland Employment Agreement, whether contractually or as a matter of law, within 15 days of such transaction and (B) Mr. Kirkland gives the Company sixty (60) days’ prior notice of his intent to voluntarily terminate his employment for any (or all) of the foregoing reasons and the Company shall not have cured such breach within such 60-day period, then the Severance Period shall begin at the end of such 60-day period and Mr. Kirkland shall be entitled to the same benefits above as if Mr. Kirkland had been terminated by the Company without Cause.
If within twelve (12) months of a Change of Control (as defined in the Kirkland Employment Agreement), the Company terminates Mr. Kirkland without Cause (as defined in the Kirkland Employment Agreement), other than for reason of death or Disability (as defined in the Kirkland Employment Agreement), or Mr. Kirkland voluntarily terminates his employment for Good Reason, Mr. Kirkland shall be entitled to: (i) a lump sum payment of 2.0 times the of Mr. Kirkland’s annual base salary, (ii) a prorated bonus for the year in which the termination occurs, (iii), subject to Mr. Kirkland’s timely election of continuation coverage under the Company’s group health plan, and continued copayment of premiums at the same level as if Mr. Kirkland were an active employee of the Company, Mr. Kirkland and his eligible dependents shall be entitled to a taxable monthly reimbursement in an amount equal to the amount of health insurance premiums that the Company would have subsidized, if any, had Mr. Kirkland remained an active employee, for six (6) months, provided that the Mr. Kirkland remains eligible for coverage during such period and (iv) the Accrued Obligations.
Any payments or severance payable to Mr. Kirkland pursuant to the Kirkland Employment Agreement shall be conditioned upon Mr. Kirkland’s execution of a general release of claims and covenant not to sue provided by the Company at the time of termination.
The Kirkland Employment Agreement contains a non-disclosure, non-competition, customer non-solicitation, and employee non-solicitation covenants.
The foregoing description of the Kirkland Employment Agreement is qualified in its entirety by reference to the full text of the Kirkland Employment Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated October 30, 2024, between Douglas Elliman Inc, and James B. Kirkland III.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Date: November 4, 2024